Exhibit 99.1

Convio Announces Financial Results for First Quarter 2011

AUSTIN, Texas--(BUSINESS WIRE)--May 3, 2011--Convio, Inc. (Nasdaq: CNVO), a leading provider of on-demand constituent engagement solutions for nonprofit organizations, today announced financial results for the first quarter ended March 31, 2011.

First Quarter Highlights

  Revenue of $18.3 million for the first quarter, up 9% percent from the first quarter of 2010.
  Usage revenue of $2.9 million for the first quarter, up 26% percent year-over-year.
  New clients additions increased 25% percent over the same quarter last year
  Closed the acquisition of StrategicOne, a leading provider of analytics, predictive modeling and database marketing services.

“We are off to a great start in 2011 as nonprofits of all sizes continue to realize the value of our constituent engagement solutions in helping them cultivate and strengthen relationships to fulfill their missions,” said Gene Austin, Chief Executive Officer and President. “Our online leadership and client results, continued momentum with Common Ground in the mid-market, and our investment in innovative software and services that help large, enterprise organizations reach, inspire and move people provide tremendous opportunities for Convio. Based on our progress, proven track record and pipeline, we believe our quarterly year-over-year growth rates will be significantly higher in the second half of 2011 compared to recent quarters.”

Business Highlights for the First Quarter 2011

  LIVESTRONG®/Lance Armstrong Foundation selected Convio’s entire suite of cloud-based applications to power their constituent engagement programs.
  Convio’s clients raised more than $329 million online in Q1, up 22 percent over the same quarter last year after factoring out transactions related to disaster relief efforts for events like the earthquakes in Japan and Haiti.
  Entered into a strategic partnership with Network for Good to improve donor engagement for small and medium-sized nonprofits.
  Announced a strategic relationship with Grizzard Communications Group to power an integrated fundraising and marketing offering.

Financial Results for the First Quarter of 2011

  Total revenue was $18.3 million, up 9 percent from the same period last year.
  GAAP net loss was $0.1 million for the first quarter of 2011, compared to GAAP net income of $0.2 million for the same period last year. Diluted net loss per share was zero for the first quarter of 2011, based on 17.8 million weighted average diluted shares outstanding, compared to diluted net income per share of $0.01 for the same period last year, based on 14.4 million weighted average diluted shares outstanding.
  Non-GAAP net income was $1.0 million for the first quarter of 2011, compared to $1.6 million for the same period last year. Non-GAAP diluted net income per share was $0.05 for the first quarter of 2011, based on 19.4 million weighted average diluted shares outstanding, compared to non-GAAP diluted net income of $0.11 for the same period last year, based on 14.4 million weighted average diluted shares outstanding.
  Adjusted EBITDA was $1.6 million for the first quarter of 2011, down $0.6 million compared to the same period last year due to public company costs and increased investments in sales and marketing and research and development.

2011 Guidance

Convio is reaffirming its guidance for full year 2011 revenue of approximately $77.5 million to $79.5 million, or 11 to 14 percent annual growth over full year 2010. The company expects diluted non-GAAP net income per share for 2011 to be approximately $0.38 to $0.41, assuming an average weighted diluted share count of approximately 20.1 million shares.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP net income are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition related costs and certain non-cash and non-recurring items. Non-GAAP net income adds to net income (loss) amortization of intangible assets, stock-based compensation, acquisition related costs and certain non-cash and non-recurring items such as the gain (loss) on preferred stock warrant revaluation. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, operating income and net income, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP net income as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

Quarterly Conference Call

Convio will host a conference call today at 8:30 a.m. Eastern to discuss the Company's financial results for the first quarter ended March 31, 2011. The call will be hosted by Gene Austin, Chief Executive Officer and President, and James R. Offerdahl, Chief Financial Officer and Vice President of Administration. The live webcast of Convio's earnings call will be accessible at http://www.convio.com/investor.

The webcast will be archived within 24 hours of the event and will be available through the same link for 90 days following the call. Participants who choose to call in to the conference call can do so by dialing domestically 877-638-9569, and international callers may dial 914-495-8536. A replay will be available at 800-642-1687 for domestic callers and 706-645-9291 for international callers. All calls can be accessed by referencing passcode: 59334591. The call replay will be available from March 3rd, 2011 until May 10th, 2011.

About Convio

Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com

Forward-looking Statements

This press release may contain forward-looking statements intended to convey expectations as to the future based on plans, estimates and projections. Although we believe that the expectations reflected in such forward-looking statements are reasonable, future circumstances might differ from the assumptions on which such statements are based. In addition, these statements can be affected by inaccurate assumptions and the impact of a variety of risks and uncertainties that could cause actual results to differ materially from those described in this press release including, among others: unfavorable economic and business conditions, in particular with respect to the nonprofit market in which we operate; challenges and risks relating to attracting and retaining customers; a loss of significant customers or a substantial reduction in orders from our existing customers; a reduction in usage of our systems by our customers or their clients and a corresponding reduction in usage revenue; an inability of customers to pay for our solutions and services; risks related to challenges associated with developing new and enhanced solutions that meet the needs of our clients; risks related to technological changes or alternative technologies that could make our products and services less competitive; risks associated with successful implementation of multiple integrated software products; risks associated with acquisitions and their integration; and the ability to attract and retain key personnel. Other risks that could impact our business adversely are those risks generally associated with management of growth; lengthy sales and implementation cycles; intellectual property infringement claims and other litigation; reliance on certain third-parties, including hosting facilities, software and application providers; the ability to access sufficient funding to finance desired growth and operations; and legislative actions which could reduce the effectiveness of our solutions and increase the costs of our business. These factors and other risks and uncertainties are described in more detail, from time to time, in Convio’s filings with the Securities and Exchange Commission which are available free of charge at www.sec.gov or on our website at www.convio.com/investor. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Convio does not undertake to update or revise any of these statements as a result of new information, future events or otherwise.

Financial Tables

Convio, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,087	$18,447
Restricted Cash	1,248	1,248
Marketable securities	37,719	36,774
Accounts receivable, net	11,204	8,154
Prepaid expenses and other current assets	1,791	1,558
Total current assets	63,049	66,181
Property and equipment, net	4,924	4,609
Goodwill	8,076	5,527
Intangible assets, net	5,765	3,990
Other assets	120	104
Total assets	$81,934	$80,411

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$6,061	$6,066
Deferred revenue	15,722	15,917
Current portion of long-term debt and capital lease obligations	7	14
Total current liabilities	21,790	21,997
Long-term liabilities	500	-
Total liabilities	22,290	21,997
Stockholders equity (deficit):
Common stock	18	18
Additional paid-in capital	112,490	111,218
Accumulated other comprehensive loss	9	(21)
Accumulated deficit	(52,873)	(52,801)
Total stockholders' equity (deficit)	59,644	58,414
Total liabilities and stockholders' equity (deficit)	$81,934	$80,411

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)
	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
	With
	adoption of
	ASU 2009-13
Revenue:
Subscription	$11,788	$11,392
Services	$3,533	$2,971
Usage	2,942	2,330
Total revenue	18,263	16,693
Cost of revenue:
Cost of subscription and usage (1)(3)	3,221	3,037
Cost of services (2)(3)	4,130	3,260
Total cost of revenue	7,351	6,297
Gross profit	10,912	10,396
Operating expenses:
Sales and marketing (3)	6,000	5,324
Research and development (3)	2,775	2,525
General and administrative (3)	2,030	1,538
Amortization of other intangibles	210	272
Total operating expenses	11,015	9,659
Income (loss) from operations	(103)	737
Interest income	23	1
Interest expense	-	(63)
Other income (expense)	1	(469)
Income (loss) before income taxes	(79)	206
Provision for income taxes	(7)	24
Net income (loss)	$(72)	$182
Net income (loss) attributable to common stockholders:
Basic	$(72)	$104
Diluted	$(72)	$182
Net income (loss) per share attributable to common stockholders:
Basic	$(0.00)	$0.01
Diluted	$(0.00)	$0.01
Weighted average shares outstanding used in computing per share amounts:
Basic	17,786	7,356
Diluted	17,786	14,350
(1) Includes amortization of acquired technology of $98 and $127 for the three months ended March 31, 2011 and 2010, respectively.
(2) Includes compensation expense related to earnout provisions of the StrategicOne acquisition of $56 and zero for the three months ended March 31, 2011 and 2010, respectively.
	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
(3) Includes stock-based compensation expense as follows:
Cost of subscription and usage	$47	$40
Cost of services	114	78
Sales and marketing	192	164
Research and development	102	83
General and administrative	169	164

Convio, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(72)	$182
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	959	980
Other non-cash charges	624	998
Changes in operating assets and liabilities	(3,055)	(1,709)
Net cash provided by (used in) operating activities	(1,544)	451
Cash flows from investing activities:
Purchases of marketable securities	(15,111)	-
Proceeds from sales/maturieis of marketable securities	13,881	-
Purchases of property and equipment, net	(408)	(528)
Software development costs	(429)	(225)
Cash utilized for purchase of StrategicOne	(4,416)	-
Net cash used in investing activities	(6,483)	(753)
Cash flows from financing activities
Payments on long-term debt and capital lease obligations	(7)	(259)
Proceeds from issuance of common stock	674	93
Net cash provided by (used in) financing activities	667	(166)
Net change in cash and cash equivalents	(7,360)	(468)
Cash and cash equivalents at beginning of period	18,447	16,662
Cash and cash equivalents at end of period	$11,087	$16,194

Convio, Inc.
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$(72)	$182
Stock-based compensation	624	529
Amortization of intangible assets	308	399
(Gain) loss on warrant revaluation	-	469
Acquisition related costs	146	-
Non-GAAP net income	$1,006	$1,579

GAAP basic net income (loss) per share
Numerator:
Net income (loss)	$(72)	$182
Less: Undistributed earnings allocated to participating preferred stock (1)	$-	$(78)
Net income (loss) attributable to common stockholders	$(72)	$104
Denominator:
Weighted average common shares outstanding, basic	17,786	7,356
GAAP basic net income (loss) per common share	$(0.00)	$0.01

GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$(72)	$182
Denominator:
Weighted average common shares outstanding, basic	17,786	7,356
Add: Outstanding convertible preferred stock	-	5,316
Add: Outstanding convertible preferred stock warrants	-	122
Add: Options to purchase common stock	-	1,556
Add: Restricted stock units	-	-
Weighted average common shares outstanding, diluted (2)	17,786	14,350
GAAP diluted net income (loss) per common share	$(0.00)	$0.01

Non-GAAP basic net income per share
Numerator:
Non-GAAP net income	$1,006	$1,579
Less: Undistributed earnings allocated to participating preferred stock	$-	$(680)
Non-GAAP net income attributable to common stockholders	$1,006	$899
Denominator:
Weighted average common shares outstanding, basic	17,786	7,356
Non-GAAP basic net income per common share	$0.06	$0.12

Non-GAAP diluted net income per share
Numerator:
Non-GAAP net income	$1,006	$1,579
Denominator:
Weighted average common shares outstanding, basic	17,786	7,356
Add: Outstanding convertible preferred stock	-	5,316
Add: Outstanding convertible preferred stock warrants	33	122
Add: Options to purchase common stock	1,516	1,556
Add: Restricted stock units	32	-
Weighted average common shares outstanding, diluted	19,367	14,350
Non-GAAP diluted net income per common share	$0.05	$0.11

Reconciliation of Adjusted EBITDA to net income (loss):
Net income (loss)	$(72)	$182
Interest (income) expense, net	(23)	62
Depreciation and amortization	959	980
Stock-based compensation	624	529
Loss on warrant revaluation	-	469
Acquisition related costs	146	-
Provision for income taxes	(7)	24
Adjusted EBITDA	$1,627	$2,246
(1) Preferred stocks do not participate in Company losses and thus in periods of GAAP net losses, 100% of GAAP net loss is attributable to common stockholders.

(2) In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.

CONTACT:
Convio
Tad Druart, 512-652-7826
Tdruart@convio.com